UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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MAN SANG HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 23, 2009

To the Stockholders of Man Sang Holdings, Inc.:

     An Annual Meeting of Stockholders of Man Sang Holdings, Inc. (the “Company”) will be held at Suite 2208, 22/F Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong, at 11:00 a.m., on Thursday, July 23, 2009 for the following purposes:

1.	To elect five Directors of the Company to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

2.	To ratify the appointment of Grant Thornton as the Company’s independent registered public accounting firm for fiscal year 2010.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on June 16, 2009 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     You are cordially invited to attend the meeting. Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly.

     IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON JULY 23, 2009:

     THE COMPANY’S PROXY MATERIALS, INCLUDING THE PROXY STATEMENT, ANNUAL REPORT TO STOCKHOLDERS AND FORM OF PROXY ARE AVAILABLE AT WWW.MAN-SANG.COM.

     YOUR VOTE IS IMPORTANT! PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS VOTED.

By Order of the Board of Directors

/s/ Phyllis Chan
Phyllis Chan
Secretary
Hong Kong
June 24, 2009

TABLE OF CONTENTS

GENERAL INFORMATION	4
Purpose of Annual Meeting	4
Quorum and Voting Procedures	4
Proxies and Revocation of Proxies	4
Voting Securities	5
Vote Required for Approval	5
Securities Ownership of Certain Beneficial Owners and Management	5
Changes in Control	7
Adverse Legal Proceedings	7
PROPOSAL 1: ELECTION OF DIRECTORS	8
Information Regarding Nominees	8
Information Regarding Executive Officers	8
Business Experience of Directors and Executive Officers	9
Family Relationships	10
Involvement in Certain Legal Proceedings	10
Section 16(a) Beneficial Ownership Reporting Compliance	10
Committees and Attendance of the Board of Directors	11
Controlled Company and Director Independence	13
Stockholder Communications to the Board of Directors	13
Code of Ethics	13
EXECUTIVE COMPENSATION	14
Report of the Compensation Committee	14
Executive Compensation Overview	14
Compensation Discussion and Analysis	15
Executive Stock Ownership	16
Executive Compensation	16
Director Compensation	20
Compensation Committee Report	20
Compensation Committee Interlocks and Insider Participation	20
Certain Relationships and Related Transactions	21
PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2010	22
Scope of Services	22
Audit Fees	22
Tax and Other Service Fees	22
Audit-Related and All Other Fees	22
Interest of Certain Persons in Matters to be Acted Upon	23
Stockholders Proposals for 2010 Annual Meeting	23
Other Matters	23
Householding	23
Annual Reports	23

MAN SANG HOLDINGS, INC.
Suite 2208, 22/F Sun Life Tower,
The Gateway, 15 Canton Road,
Tsimshatsui, Kowloon, Hong Kong

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 23, 2009

GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Man Sang Holdings, Inc., a Nevada corporation (the “Company”), to be voted at the 2009 Annual Meeting of Stockholders of the Company and at any adjournment thereof (the “Annual Meeting”). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Meeting. The Annual Meeting is scheduled to be held at the Company’s principal executive office, located at Suite 2208, 22/F Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong, on Thursday, July 23, 2009 at 11:00 a.m. local time. The accompanying enclosed notice of the Annual Meeting, this proxy statement and the enclosed proxy card are being mailed to stockholders on or about June 24, 2009.

Purpose of Annual Meeting

     At the Annual Meeting, stockholders entitled to vote will consider and act upon the matters outlined in the notice of meeting accompanying this proxy statement, including the election of five directors until the next annual meeting of stockholders or until their successors are duly elected and qualified, and the ratification of the appointment of Grant Thornton as the Company’s independent registered public accounting firm for fiscal year 2010.

Quorum and Voting Procedures

     The presence at the Annual Meeting, in person or by proxy, of the holders representing a majority of voting powers of the outstanding shares of the Common Stock and Series A Preferred Stock (as defined below) entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be considered represented at the meeting for the purpose of determining a quorum, therefore a proxy marked “abstain” will have the effect of a vote against a proposal. Shares of Common Stock and Series A Preferred Stock represented by a properly dated, signed and returned proxy card will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy card is marked as casting a vote or abstaining.

     Under applicable law and the Company’s Restated Articles of Incorporation and Amended and Restated Bylaws, if a quorum is present at the Annual Meeting, the five nominees for election to the Board of Directors who receive a plurality of votes cast for the election of directors present in person or represented by proxy shall be elected directors. The appointment of Grant Thornton as the Company’s independent registered public accounting firm will be ratified if a majority of votes cast in the Annual Meeting in person or by proxy are in favor of Proposal 2 hereof. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection of Grant Thornton. Abstentions and broker non-votes (as defined below) will not affect the outcome of the voting because they will not represent votes cast. A “broker non-vote” occurs when a broker or representative does not vote on a particular matter because it either does not have discretionary voting authority on that matter or it does not exercise its discretionary voting authority on that matter.

     The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this proxy statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy card will vote on such matter in accordance with their judgment.

Proxies and Revocation of Proxies

     Our Board of Directors is soliciting proxies on the Company’s behalf to be voted at the Annual Meeting. None of our directors intends to oppose any action for which stockholder approval is being solicited. All of the expenses in connection with soliciting proxies from stockholders, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies and this proxy statement to the beneficial owners of the Company’s common stock, US$0.001(1) par value (the “Common Stock”), will be borne directly by the Company.

____________________

(1)	Unless otherwise indicated as Hong Kong dollars or HK$, all financial information contained herein is presented in United States dollars. The translation of Hong Kong dollar amounts into United States dollars are for convenience only and have been made at the rate of HK$7.8 to US$1, the approximate free rate of exchange at March 31, 2009. Such translations should not be construed as representations that Hong Kong dollar amounts could be converted into United States dollars at that rate or any other rate.

     The shares represented by any proxy in the enclosed form, if such proxy is executed properly and received by the Company, and not revoked, prior to or at the Annual Meeting prior to the closing of the polls, will be voted in accordance with the specific choices made on the proxy card. Proxies on which no specification has been made by the stockholder will be voted FOR the election of the nominees of the Board of Directors named herein to the Board of Directors, FOR the ratification of the appointment of the designated independent registered public accounting firm, and at the discretion of the persons named in the proxy card on any other business that may properly come before the Annual Meeting.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it anytime before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or delivering another duly executed proxy bearing a later date than the date of the original proxy; or (ii) attending the Annual Meeting and voting in person. If you hold Shares through a bank or broker, you must contact that bank or broker in order to revoke any prior voting instructions.

     If you sign and return your proxy card marked “abstain” on either proposal, your shares will not be voted affirmatively or negatively on that proposal and will not be counted as votes cast with regard to that proposal.

     If you hold your shares as a beneficial owner rather than a stockholder of record, your broker representative will vote the shares that it holds for you in accordance with your instructions (if timely received) or, in the absence of such instructions, your broker or representative may vote on certain matters for which it has discretionary voting authority.

Voting Securities

     The Board of Directors has fixed June 16, 2009 as the record date (the “Record Date”) for the determination of holders of Common Stock entitled to notice of and to vote at the Annual Meeting. At the close of business on that date, there were outstanding and entitled to vote 6,382,582 shares of the Common Stock. The holders of the Common Stock will be entitled to one vote per share of the Common Stock registered in their names on the books of the Company at the close of business on the Record Date. In addition to the Common Stock, there were 100,000 shares of Series A Preferred Stock (the “Series A Preferred Stock”) outstanding and entitled to vote as of the Record Date. The holders of Series A Preferred Stock, as a class, are entitled to an aggregate of 3,191,225 votes at the Annual Meeting, in all matters voted on by the stockholders of the Company.

Vote Required for Approval

     In accordance with the Company’s Amended and Restated Bylaws, a nominee for director will be required to obtain the vote of the holders of a majority of the shares entitled to vote at the Annual Meeting at which a quorum is present in order to be elected. Abstentions and broker non-votes will have no effect on the determination of whether a nominee for director has been elected.

     In accordance with the Company’s Amended and Restated Bylaws, approval of the proposal to ratify the selection of Grant Thornton as the Company’s independent registered public accounting firm for fiscal year 2010 will require the vote of the holders of a majority of the shares entitled to vote at the Annual Meeting at which a quorum is present. Abstentions and broker non-votes will have no effect on the determination of whether stockholder approval of the matter has been obtained.

Securities Ownership of Certain Beneficial Owners and Management

Common Stock

     The information furnished in the following table indicates beneficial ownership of shares of the Company’s Common Stock, as of June 12, 2009, by (i) each stockholder of the Company who is known by the Company to be a beneficial owner of more than 5% of the Company’s Common Stock, (ii) each director, nominee for director and each executive officer of the Company, individually, and (iii) all executive officers and directors of the Company as a group. Except where information was otherwise known by us, we have relied solely upon filings of Schedules 13D and 13G to determine the number of shares of our Common Stock owned by each person known to us to be the beneficial owner of more than 5% of our Common Stock as of such date.

	Amount and Nature
	of Beneficial
Name and Address of Beneficial Owner(1)	Ownership(2)	Percent of Class
Cafoong Limited(3)	3,437,501	53.86%
Mr. Cheng Chung Hing, Ricky(3)	3,437,501	53.86%
Mr. Cheng Tai Po(3)	3,437,501	53.86%
Mr. Lai Chau Ming, Matthew	—	—
Mr. Wong Gee Hang, Henry	—	—
Mr. Tsui King Chung, Francis	—	—
Mr. Pak Wai Keung, Martin	—	—
Ms. Yan Sau Man, Amy(4)	—	—
Ms. Wong Hung Flavia Yuen Yee(4)	—	—
All executive officers and directors as a group (eight persons)	3,437,501	53.86%
____________________

(1)	Address for each person is Suite 2208, 22/F Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong.

(2)

Represents shares of the Company’s Common Stock held and options held by such individuals that were exercisable as of the Record Date. As of the Record Date, none of these individuals had the right to acquire beneficial ownership of additional securities, as defined in Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), within sixty days. This amount does not include securities that may be acquired under options or other rights more than 60 days after the Record Date. This disclosure is made pursuant to certain rules and regulations promulgated by the United States Securities and Exchange Commission (“SEC”) and the number of shares shown as beneficially owned by any person may not be deemed to be beneficially owned for other purposes. Unless otherwise indicated in these footnotes, each named individual has sole voting and investment power with respect to such shares of Common Stock, subject to community property laws, where applicable. As of the Record Date, none of the shares of the applicable stockholders are pledged as security.

(3)

Cafoong Limited owns directly 1,697,344 shares of Common Stock of the Company. Cafoong Limited also owns indirectly 1,740,157 shares of Common Stock of the Company by virtue of holding all issued and outstanding shares of certain British Virgin Islands companies which own such shares of Common Stock of the Company. Because Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po own 60% and 40%, respectively, of all issued and outstanding stock, and are directors, of Cafoong Limited, they may be deemed to be the beneficial owners of the shares of Common Stock of the Company which are owned, directly or indirectly, by Cafoong Limited. In addition, Cafoong Limited owns directly 100,000 shares of Series A Preferred Stock of the Company, which as a class, is entitled to the votes of 3,191,225 shares of Common Stock.

(4)

The board of directors of the Company consider Ms. Yan Sau Man, Amy and Ms. Wong Hung Flavia Yuen Yee, both of whom serve as directors of MSIL, to perform policy making functions for the Company and therefore to act as executive officers of the Company.

Series A Preferred Stock

     The following table is furnished as of June 12, 2009 to indicate beneficial ownership of the Company’s Series A Preferred Stock by (i) each stockholder of the Company who is known by the Company to be a beneficial owner of more than 5% of the Company’s Series A Preferred Stock, (ii) each director, nominee for director and each executive officer of the Company, individually, and (iii) all executive officers and directors of the Company as a group.

	Amount and Nature of
Name and Address of Beneficial Owner(1)	Beneficial Ownership(2)	Percent of Class
Cafoong Limited(3)	100,000	100%
Mr. Cheng Chung Hing, Ricky(3)	100,000	100%
Mr. Cheng Tai Po(3)	100,000	100%
Mr. Lai Chau Ming, Matthew	—	—
Mr. Wong Gee Hang, Henry	—	—
Mr. Tsui King Chung, Francis	—	—
Mr. Pak Wai Ming, Martin	—	—
Ms. Yan Sau Man, Amy(4)	—	—
Ms. Wong Hung Flavia Yuen Yee(4)	—	—
All executive officers and directors as a group (eight persons)	100,000	100%
____________________

(1)	Address for each person is Suite 2208, 22/F Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong.

(2)

This disclosure is made pursuant to certain rules and regulations promulgated by the United States Securities and Exchange Commission (“SEC”) and the number of shares shown as beneficially owned by any person may not be deemed to be beneficially owned for other purposes. Unless otherwise indicated in these footnotes, each named individual has sole voting and investment power with respect to such shares of Common Stock, subject to community property laws, where applicable. As of the Record Date, none of the shares of the applicable stockholders are pledged as security.

(3)

Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po own 60% and 40%, respectively, of all issued and outstanding stock of, and are directors of, Cafoong Limited and, accordingly, are deemed to be the beneficial owners of the shares of Series A Preferred Stock of the Company owned by Cafoong Limited.

(4)

The board of directors of the Company consider Ms. Yan Sau Man, Amy and Ms. Wong Hung Flavia Yuen Yee, both of whom serve as directors of MSIL, to perform policy making functions for the Company and therefore to act as executive officers of the Company.

Changes in Control

     No change of control of the Company has occurred since the beginning of the last fiscal year and to the knowledge of management, there are no present arrangements or pledges of securities of the Company that may result in a change in control of the Company.

Adverse Legal Proceedings

     To the knowledge of management, there are no material legal proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities, or any associate thereof, is a party which is adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

PROPOSAL 1
ELECTION OF DIRECTORS

     Five directors are to be elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified, or until their earlier resignation, removal or death. The Board of Directors has nominated Mr. Cheng Chung Hing, Ricky; Mr. Cheng Tai Po; Mr. Lai Chau Ming, Matthew; Mr. Wong Gee Hang, Henry; and Mr. Tsui King Chung, Francis to serve as directors (the “Nominees”). Directors shall be elected by stockholders holding a plurality of the votes represented by the shares of Common Stock and Series A Preferred Stock present at the Annual Meeting. In the event that any one of the Nominees is unable or declines to serve as a director, the Board of Directors intends to substitute another person of their choice as nominee, in his place and stead, or to present such lesser number of directors in accordance with the Company’s Amended and Restated Bylaws. The Board of Directors has no reason to believe that any Nominee will be unable to serve or decline to serve as a director. However, if any Nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by the Board of Directors, unless the Board of Directors decides to reduce the number of Directors. Any vacancy occurring between stockholders’ meetings, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next annual stockholders’ meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

Information Regarding Nominees

     The following table sets forth, as of June 12, 2009, the name, age, and position(s) held with the Company, of each director of the Company and the period or periods during which he has served in his respective position(s). Each director of the Company has been nominated by the Board of Directors as a Nominee. Further information with respect to each Nominee is set forth in the description of business experience of such persons below.

Name	Age	Position(s) Held	Period of Service
Mr. Cheng Chung Hing, Ricky	48	President and Chairman of the Board of Directors	1/96 - present
		Chief Executive Officer	1/98 - present
		Chief Financial Officer	2/99 - 8/99 and
			8/00 - 8/03
Mr. Cheng Tai Po	57	Vice Chairman of the Board of Directors	1/96 - present
Mr. Lai Chau Ming, Matthew	56	Director	11/96 - present
Mr. Wong Gee Hang, Henry	74	Director	4/05 - present
Mr. Tsui King Chung, Francis	47	Director	1/06 - present

Information Regarding Executive Officers

     The following table sets forth, as of June 12, 2009, the name, age, and position(s) held with the Company, of all persons chosen to become executive officers of the Company and the period or periods during which he has served in his respective position(s). Further information with respect to each executive officer is set forth in the description of business experience of such persons below.

Name	Age	Position Held	Period of Service
Mr. Cheng Chung Hing, Ricky	48	President and Chairman of the Board of Directors	1/96 - present
		Chief Executive Officer	1/98 - present
Mr. Cheng Tai Po	57	Vice Chairman of the Board of Directors	1/96 - present
Mr. Pak Wai Keung, Martin	45	Chief Financial Officer	8/06 - present
Ms. Yan Sau Man, Amy	46	Director of Man Sang International Limited (“MSIL”)	8/97 - present
Ms. Wong Hung Flavia Yuen Yee	42	Director of MSIL	8/08 - present

Business Experience of Directors and Executive Officers

     Mr. CHENG Chung Hing, Ricky, co-founder of the Company with its subsidiaries (the “Group”), has served as Chairman of the Board of Directors and President of the Company since January 8, 1996, and of Man Sang International (B.V.I.) Limited (“Man Sang BVI”) since September 1995. He was appointed Chief Executive Officer of the Company on January 2, 1998. He served as Chief Financial Officer of the Company from February to August 1999 and from August 2000 to August 2003. Mr. Cheng was appointed Chairman and a Director of MSIL, an indirect subsidiary listed on The Stock Exchange of Hong Kong Limited, in August 1997. Prior to the reorganization of the Group in late 1995, which culminated in the Company’s issuance of Common Stock and Series A Preferred Stock in exchange for all the outstanding securities of Man Sang BVI in January 1996 (the “Group Reorganization”), he had served as chairman and president of various companies within the Group. Mr. Cheng also serves as an executive director of a private Hong Kong company with integrated logistics operations in China. Mr. Cheng has over 25 years’ experience in the pearl business and is responsible for overall planning, strategic formulation and business development of the Company.

     Mr. CHENG Tai Po, co-founder of the Group, has served as Vice Chairman of the Company since January 1996 and of Man Sang BVI since September 1995. He was appointed Deputy Chairman and a Director of MSIL in August 1997. Prior to the Group Reorganization, he served as vice-chairman of various companies within the Group. Mr. Cheng has over 25 years’ experience in the pearl business and is responsible for purchasing and processing of pearls as well as overall planning, strategic formulation and business development of the Company.

     Mr. LAI Chau Ming, Matthew, has served as a Director of the Company since November 1996. Mr. Lai has been Sales Director of DBS Vickers (Hong Kong) Limited since July 1996. Prior to his joining DBS Vickers, Mr. Lai served from 1972 to 1996 as a Senior Manager of Sun Hung Kai Investment Company Limited, an investment company in Hong Kong. Mr. Lai has 30 years’ experience in investment. He is experienced in the areas of financial management and planning.

     Mr. WONG Gee Hang, Henry, has served as a Director of the Company since April 2005. Mr. Wong has over 30 years of experience in accounting, property investment and development and general management. Mr. Wong has also served as Managing Director of Marspeed Limited, a consultancy firm for property development, investment and management, since 1994. Mr. Wong had been a member of senior management in a Hong Kong property developer for more than 15 years. He is a full member of The Hong Kong Management Association.

     Mr. TSUI King Chung, Francis, has served as a Director of the Company since January 2006. Mr. Tsui has over 10 years of experience in financial services and business development consultancy both in the United States and in Hong Kong. Since 2000, Mr. Tsui has served as the President of eBiz Incubation & Investment Co. Ltd., a private investment company. He holds a PhD degree in History and a Master of Business Administration degree from the University of Hawaii.

     Mr. PAK Wai Keung, Martin, has been with the Company since August 2006 and has served as Chief Financial Officer since September 2006. He is responsible for the financial and accounting management and corporate governance affairs of the Company. Mr. Pak is a fellow member of Hong Kong Institute of Certified Public Accountants. He has over 20 years of experience in accounting, finance and management. Prior to joining the Company, Mr. Pak served as financial controller for Xinjiang Tianye Water Savings and Irrigation System Company Limited and COSCO International Holdings Limited, from July 2005 to August 2006 and January 2001 to July 2005, respectively.

     Ms. YAN Sau Man, Amy has served as a director of MSIL since August 12, 1997. She, in combination with other members of the board of directors of MSIL and the Company, is responsible for our overall management as well as the formulation and development of our corporate polices and business strategies. She is also responsible for the formulation and implementation of our overall sales and marketing strategies. Ms. Yan has over 20 years of sales and marketing experience in the pearl and jewelry business. In addition, Ms. Yan served as Vice President and a director of the Company from January 8, 1996 to March 15, 2005 and was appointed as a director of Man Sang BVI in September 1995.

     Ms. WONG HUNG Flavia Yuen Yee has served as a director of MSIL since August 8, 2008. She is primarily responsible for our business development, corporate finance and investor relations activities. Ms. Hung has over 19 years of corporate finance experience in initial public offerings, mergers and acquisitions, takeovers and privatizations, debt restructuring, financial advisory services and equity financing in the Hong Kong market. Prior to joining us, Ms. Hung worked with a number of investment banks and stock brokers in Hong Kong. From September 2005 to August 2008, Ms. Wong served as a director at CIMB-GK Securities (HK) Limited.

Family Relationships

     Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po are brothers. Other than the foregoing, there are no family relationships among the above name directors and executive officers of the Company.

Involvement in Certain Legal Proceedings

     Our directors and executive officers have not been involved in any of the following events during the past five years:

-	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

-	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

-

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

-

being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires executive officers, directors and holders of more than 10% of the Company’s common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. The SEC requires officers, directors and greater than 10% beneficial owners to furnish the Company with copies of all Forms 3, 4 and 5 they file. We believe that for fiscal year 2009, all reports required under Section 16(a) were timely filed. This is based on our review of copies of Forms 3, 4 and 5 that have been received and of written representations from certain persons that were not required to file a Form 5.

Committees and Attendance of the Board of Directors

     Our Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. We do not have a Nominating Committee. Because we are a “controlled company” for purposes of Section 801 of the NYSE Amex Company Guide, we are not required to have a Nominating Committee and our Board of Directors has determined that it is appropriate not to have this committee.

Audit Committee

     The Audit Committee is a separately-designated standing audit committee as defined in Section 3(a)(58)(A) of the Exchange Act. The Audit Committee oversees matters relating to financial reporting, internal controls, risk management and compliance. These responsibilities include appointing and overseeing the independent auditors, as well as reviewing their independence and evaluating their fees, reviewing financial information that is provided to our stockholders and others, reviewing with management our system of internal controls and financial reporting process and monitoring our compliance program and system. The Audit Committee also makes recommendations on improvements and conducts other duties as the Board of Directors may delegate.

     The Audit Committee operates under a written charter, which sets forth the functions and responsibilities of the committee. A copy of the Company’s Audit Committee Charter is posted on the Company’s website at www.man-sang.com.

     The Audit Committee held six meetings during the fiscal year ended March 31, 2009. Mr. Wong Gee Hang, Henry serves as Chairman, and Mr. Lai Chau Ming, Matthew and Mr. Tsui King Chung, Francis are committee members. Mr. Wong has served as a Director of the Company since April 2005. Mr. Wong has over 30 years of experience in accounting, property investment and development and general management. Mr. Wong is the Managing Director of Marspeed Limited, a consultancy firm of property development, investment and management. Mr. Wong had been a member of senior management in a Hong Kong property developer for more than 15 years. He is a full member of The Hong Kong Management Association. All the committee members are independent as defined in the applicable standards of the New York Stock Exchange Amex (“NYSE Amex”).

     The Board of Directors has, in its reasonable judgment, (1) determined that all members of the Audit Committee are financially literate, (2) determined that Mr. Wong Gee Hang, Henry, the Chairman of the Audit Committee, is qualified as an “audit committee financial expert”, within the meaning of SEC regulations, that he has accounting and related financial management expertise within the meaning of the listing standards of the NYSE Amex and Rule 10A-3 under the Exchange Act, and (3) determined that Mr. Lai, Mr. Wong and Mr. Tsui of the Audit Committee satisfy the definition of “independent” as established in the NYSE Amex corporate governance listing standards.

Report of the Audit Committee

     With respect to fiscal year 2009, the Audit Committee has:

-	reviewed and discussed with the Company’s independent registered public accounting firm and with management the audited financial statements for the fiscal year ended March 31, 2009;

-

discussed with the Company’s independent registered public accounting firm the matters outlined in the Statement on Auditing Standards No. 61 (Codification of Auditing Standards AU §380), as may be modified or supplemented;

-

received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence; and

-	discussed with the Company’s independent registered public accounting firm the independence of the Company’s independent registered public accounting firm.

     Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that audited financial statements for the fiscal year ended March 31, 2009 be included in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2009.

     The Audit Committee also reviewed the Company’s unaudited financial statements and reports on Form 10-Q for the quarters ended June 30, September 30, and December 31, 2008 before presentation to the Board of Directors for approval and release.

Audit Committee Members

     Currently our Audit Committee consists of the following members of the Board of Directors:

     Mr. Wong Gee Hang, Henry, Chairman
     Mr. Lai Chau Ming, Matthew
     Mr. Tsui King Chung, Francis

Compensation Committee

     The Company’s Compensation Committee consists of Mr. Lai Chau Ming, Matthew as Chairman, and Mr. Wong Gee Hang, Henry and Mr. Tsui King Chung, Francis as committee members.

     The Compensation Committee deliberates and stipulates the compensation policy for the Company. Each year the Compensation Committee directs the Company, through an internal committee consisting of the Chief Financial Officer, the executive officers and Manager of Human Resources and Administration, to prepare a compensation philosophy and strategy statement for the compensation of the executives and a proposed executive compensation framework for the year. When establishing the proposed compensation framework, in keeping with the Company’s goal of attracting, motivating, and retaining executives who will contribute to the Company’s long-term success and an increase in the value of our shares, the internal committee undertakes the review of comparative compensation offered by peer companies that may compete with the Company for executive talent. The peer group used by the Company for compensation comparison and analysis purposes includes companies with workforce sizes, revenues, assets, and market values within a certain range above and below the Company’s levels. The internal committee periodically reviews the comparative compensation offered by the peer group and makes changes as appropriate to reflect changes in the market and the Company’s industry. The peer group is not necessarily limited to a particular industry as the Company believes it competes for executive talent across a wider group of entities. In addition, the peer group may not be the same as the peer group used by the Company for purposes of the Performance Index Graph furnished in the Company’s annual report on Form 10-K.

     During the fiscal year ended March 31, 2009, the Compensation Committee met once and discussed and reviewed the personnel system and compensation package to the directors and officers of the Company.

     The Board of Directors has determined that each member of the Compensation Committee satisfies the definition of “independent” as established in the NYSE Amex corporate governance listing standards.

     The Compensation Committee does not have a Compensation Committee Charter.

Nominating Committee

     The Company does not have a nominating committee. The functions customarily attributable to a nominating committee are performed by the independent directors (as defined in the applicable standards of NYSE Amex) of the Board of Directors. It is the view of the Board of Directors that it is appropriate not to have a separately designated nominating committee. Given the size of the Company and the Board of Directors, the Board of Directors believes that the costs of having such a committee outweigh the benefits of doing so. The current independent directors, Mr. Lai Chau Ming, Matthew, Mr. Tsui King Chung, Francis and Mr. Wong Gee Hang, Henry, nominated the Nominees set forth in this proxy statement.

     A current copy of the Company’s Nomination Charter is posted on the Company’s website at www.man-sang.com. The independent directors will consider recommendations from stockholders holding more than five percent (5%) of the Company’s outstanding stock for candidates for the Board of Directors. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve, if elected, and evidence of the nominating stockholder’s ownership of the Company’s stock should be sent to the attention of the Secretary of the Company not less than 120 days nor more than 180 days before the first anniversary of the date of this proxy statement.

Executive Sessions of Independent Directors

     In accordance with the NYSE Amex Company Guide, the independent directors meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually in executive session without the presence of non-independent directors and management.

Attendance of the Board of Directors

     During the fiscal year ended March 31, 2009, the Board of Directors held five meetings. Each incumbent director attended at least 75% of the aggregate number of Board meetings and meetings of committees on which he or she served. The average director attendance was approximately 97%.

     Five directors of the Company attended the 2008 annual meeting of the Company held at Suite 2208, 22/F Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong.

Controlled Company and Director Independence

     A majority of the Company’s Common Stock is held by Cafoong Limited, a company owned 60% by Mr. Cheng Chung Hing, Ricky, our President and Chairman of the Board of Directors, and 40% by Mr. Cheng Tai Po, Vice Chairman of the Board of Directors. As a result, the Company is a “controlled company” for purposes of Section 801 of the NYSE Amex Company Guide. As a “controlled company”, the Company is exempt from certain governance requirements, including the requirement that a majority of the Board of Directors be independent and the requirement that it have a nominating/corporate governance committee. The Company does not have a nominating committee. Notwithstanding the fact that as a “controlled company” the Company is not required to have a board of directors comprising a majority of “independent” directors, the Board of Directors has determined current members Mr. Lai Chau Ming, Matthew, Mr. Wong Gee Hang, Henry and Mr. Tsui King Chung, Francis, who together constitute a majority of the Board of Directors, are “independent” within the definition established in the NYSE Amex corporate governance listing standards.

Stockholder Communications to the Board of Directors

     Stockholders may contact an individual director, the Board of Directors as a group, or a specified Board committee or group, including the non-employee directors as a group, by addressing communications to Man Sang Holdings, Inc., Suite 2208, 22/F Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong.

     Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. Each communication should also indicate whether the sender is a Man Sang shareholder. The Company will initially receive and process communications before forwarding them to the addressee. The Company generally will not forward to the directors a stockholder communication that it determines to be primarily commercial in nature, that relates to an improper or irrelevant topic, or that requests general information about the Company.

Code of Ethics

     On June 15, 2005, the Board of Directors adopted a written code of ethics for directors, officers and employees. The code of ethics is available for review on the Company’s web site at www.man-sang.com and a free copy will be made available upon request from the stockholders of the Company by sending the request to: Man Sang Holdings, Inc., Suite 2208, 22/F Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

     The following report of the Compensation Committee of the Board of Directors shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or Exchange Act, except to the extent that the Company specifically incorporates the information by reference into such filing.

     The Compensation Committee of the board of directors has submitted the following report for inclusion in this proxy statement:

     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on our review of and the discussions with management with respect to the Compensation Discussion and Analysis, we recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 for filing with the SEC.

     The Compensation Committee consists of the following members:

     Mr. Lai Chau Ming, Matthew, Chairman of the Compensation Committee
     Mr. Wong Gee Hang, Henry
     Mr. Tsui King Chung, Francis

Executive Compensation Overview

     The Compensation Committee of the Company is comprised of three independent directors: Mr. Lai Chau Ming, Matthew, as Chairman, Mr. Wong Gee Hang, Henry, and Mr. Tsui King Chung, Francis. The Compensation Committee meets at least once a year, and more often if needed. Each meeting of the Compensation Committee includes an executive session, with no member of management present.

     None of our executive officers currently serves on the Compensation Committee. None of our executive officers is, or was during fiscal year 2009, serving as a director or member of the compensation committee of another entity, one of whose executive officers serves, or served, as a director or member of our Compensation Committee.

     While for convenience of reference this proxy statement has used “the Company” when referring to the overall business of the Group, Man Sang Holdings, Inc. itself is a holding company and has no operations or employees. Each employee director of the Company has entered into a Service Agreement with MSIL. Other executive officers are employed by a subsidiary of MSIL.

     At the 2008 Annual General Meeting of MSIL held in August 2008, the stockholders of MSIL passed a resolution to authorize its Board of Directors to fix remuneration of all directors (which for MSIL would include all its executives) for the year. The MSIL Board determined that the compensation packages of its directors were generally competitive. Hence, the compensation packages remained unchanged for fiscal year 2009.

     As of June 12, 2009, the Company, through its subsidiary, Man Sang BVI, held 494,406,000 shares, or 40.37% of the issued capital, of MSIL. Since the overall compensation of the executive officers of the Company is determined by the board of directors of MSIL, the Company’s Compensation Committee instead performs a monitoring function. The Compensation Committee reviews the decisions of the board of directors of MSIL in relation to compensation of the executive officers of the Company. Should the Compensation Committee disagree with the decisions of the board of directors of MSIL, the Compensation Committee may advise the Company’s Board of Directors to vote in any general meeting of MSIL against authorizing the MSIL board of directors to fix compensation for MSIL’s directors and executives.

     For fiscal year 2009, all executive officers received their salaries from MSIL and each of Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po received a bonus of US$128,205 (HK$1,000,000) from the Company.

     With respect to the Chairman and the Vice Chairman, the Compensation Committee members acknowledged that they have brought to the Company not only their expertise and personal relationships in the pearl industry, but also their vision, foresight and efforts to steer the Company towards a more diversified business model. The Compensation Committee and board of directors of MSIL determine executives’ bonuses based on their long-term contributions over time, rather than basing such bonuses on the Company’s or a particular executive’s performance in a given fiscal year. The Compensation Committee members also took into account the need to retain such highly qualified officers by providing competitive compensation packages.

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

     The objectives of the compensation programs of the Company are to attract and retain high performing executives, to provide a substantial link between the Company’s performance and executive pay, and to provide stockholders with a superior rate of return.

Elements of Compensation

     The following discussion sets forth how each element of compensation in the compensation program of the Company is intended to satisfy one or more of the Company’s compensation objectives, as well as key features of the compensation elements that address such objectives. Components of the total executive compensation package include:

     Base salary. Each executive officer’s base salary is set on the basis of the Compensation Committee’s assessment of salary levels in effect for comparable positions in the labor market, the officer’s personal performance, and the executive officer’s base salary relative to other employees and members of the management team. The weight given these factors may vary from individual to individual. Base salaries and changes in base salary do not follow a preset schedule or formula but do take into account changes in the market and with individual circumstances. Base salaries are reviewed annually, and adjustments are made in accordance with the factors described above.

     Bonus. In the context of the Company’s overall objectives, the Company believes that the bonus payment represents an effective complement to the base salary and long-term incentive compensation to reward our executives based on our performance and to provide executive officers with incentives to achieve our near and long-term goals, increase stockholder value and work as a team in meeting goals and overcoming challenges. The potential bonus payment is a target percentage of the executive officers’ base salary with a maximum limit of 100% of the base salary. In determining the bonus payment for fiscal year 2009, the Compensation Committee, or its designated internal committee, made reference to the Company’s performance and available market data, including sales, inventory and accounts receivable information.

     Long-term incentive compensation. In the context of the Company’s overall objectives, the Company believes that providing executive officers long-term incentive compensation represents an effective complement to the base salary and bonus to align the long-term interests of executive officers with those of the Company’s stockholders. The Compensation Committee determines the long-term incentive compensation for the Chief Executive Officer. The Compensation Committee, upon the recommendation by the Chief Executive Officer, also makes final decisions regarding long-term incentive compensation for all other executive officers. Such factors as performance and responsibilities of individual executive officers and the management team as a whole, as well as general industry practices, play an integral role in the determination of the long-term incentive compensation awarded to a particular recipient. Non-qualified and incentive stock options have been the primary form of long-term incentive compensation for our executive officers.

     Personal benefits and perquisites. The Company provides executives with certain personal benefits, including golf club memberships and the right to use leasehold property at no cost, to assist the Company in remaining competitive in the marketplace and to encourage executives to remain with the Company.

Setting Executive Compensation

     The Compensation Committee monitors all compensation decisions made by the board of directors of MSIL with respect to the compensation for the Chief Executive Officer, including establishing his base salary, the terms under which his cash incentive bonuses are paid, and determining the extent to which he receives stock-based compensation awards. The Compensation Committee also monitors the amount and terms of cash-based compensation and stock-based compensation awards for the Company’s other executive officers, taking into account recommendations on individual compensation levels and performance evaluation input from the Chief Executive Officer. The authority of the Compensation Committee to monitor compensation decisions made by the board of directors of MSIL may not be delegated. The Compensation Committee makes its decisions based primarily on the consideration of the level of responsibility and experience required of the executive, and fees offered in comparable companies.

Executive Stock Ownership

     While the Company promotes share ownership by its executive officers, and encourages them to acquire shares through long-term stock incentives, there are currently no specific guidelines for executive ownership in relation to compensation.

Executive Compensation

     During fiscal year 2009, in addition to its principal executive officer and principal financial officer, the Company had two executive officers in its management team whose annual compensation exceeded (or would have exceeded if annualized) US$100,000.

     For fiscal year 2009, we paid an aggregate of US$2,116,755 in total compensation to our directors and executive officers.

Summary Compensation Table

     The following table sets forth information with respect to compensation of our Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer during fiscal years 2009, 2008 and 2007.

SUMMARY COMPENSATION TABLE(1)

									Non-Qualified
								Non-Equity	Deferred
Name and Principal					Stock	Option		Incentive Plan	Compensation	All Other
Position	Year	Salary	Bonus		Awards	Awards(5)		Compensation	Earnings	Compensation	Total
		(US$)	(US$)		(US$)	(US$)		(US$)		(US$)	(US$)
Mr. Cheng Chung Hing,	2009	384,615	128,205	(2)	—	—		—	—	209,745 (9)	722,565
Ricky (Chairman of the
Board, President and Chief
Executive Officer)
	2008	384,615	128,205	(2)	—	—		—	—	160,307	673,127
	2007	384,615	128,205	(2)	—	9,253	(6)	—	—	121,385	643,458

Mr. Cheng Tai Po (Vice	2009	461,538	128,205	(2)	—	—		—	—	4,407	594,150
Chairman)
	2008	461,538	128,205	(2)	—	—		—	—	1,192	590,935
	2007	384,615	128,205	(2)	—	9,253	(6)	—	—	2,846	524,919

Mr. Pak Wai Keung, Martin	2009	211,538	38,461	(3)	—	—		—	—	—	249,999
(Chief Financial Officer)
	2008	192,307	38,461	(3)	—	—		—	—	—	230,768
	2007	95,824	12,821	(3)	—	177,288	(7)	—	—	—	285,933

Ms. Yan Sau Man, Amy	2009	230,769	153,846	(4)	—	—		—	—	—	384,615
(Director of MSIL)
	2008	230,769	205,128	(4)	—	—		—	—	—	435,897
	2007	211,538	205,128	(4)	—	92,530	(8)	—	—	—	509,196

Ms. Wong Hung Flavia Yuen	2009	165,426	—		—	—		—	—	—	165,426
Yee (Director of MSIL)
____________________

(1)

All compensation values reported in the following Summary Compensation Table are presented in United States dollars. However, the named executive officers received all compensation in Hong Kong dollars. The translation of Hong Kong dollar amounts into United States dollars have been made at the rate of HK$7.8 to US$1, the approximate free rate of exchange at March 31, 2009. Such translations should not be construed as representations that Hong Kong dollar amounts could be converted into United States dollars at that rate or any other rate.

(2)	Each of Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po received a bonus of US$128,205 (HK$1,000,000) from the Company for each of fiscal years 2009, 2008 and 2007.

(3)	Mr. Pak Wai Keung, Martin received a bonus of US$38,461 (HK$300,000), US$38,461 (HK$300,000) and US$12,821 (HK$ 100,000) from MSIL for fiscal years 2009, 2008 and 2007, respectively.

(4)	Ms. Yan Sau Man, Amy received a bonus of US$153,846 (HK$1,200,000), US$205,128 (HK$1,600,000) and US$205,128 (HK$1,600,000) from MSIL for fiscal years 2009, 2008 and 2007, respectively.

(5)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year for stock options granted to each of the named executives, in accordance with SFAS 123R. During fiscal year 2007, MSIL granted 73,000,000 share options to purchase shares in MSIL at three different times. The aggregate fair value of all share options granted was US$847,051 (HK$6,607,000), computed in accordance with the Black-Scholes option pricing model (the “Model”). For assumptions used in calculating these numbers, see the discussion in the notes to consolidated financial statements of the Company’s Form 10-K for the fiscal years 2009, 2008 and 2007.

(6)	Each of Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po received 1,000,000 share options from MSIL in fiscal year 2007. The fair value of the share options to each of them is US$9,253 (HK$72,173).

(7)	Mr. Pak Wai Keung, Martin received 5,000,000 share options from MSIL in fiscal year 2007. The fair value of these share options is US$177,288 (HK$ 1,382,846).

(8)	Ms. Yan Sau Man, Amy received 10,000,000 share options from MSIL in fiscal year 2007. The fair value of these share options is US$92,530 (HK$721,734).

(9)	The 2009 amount listed in this column for Mr. Cheng Chung Hing, Ricky includes the use of our leasehold property as a personal residence (US$176,308), residential management fees (US$16,968), residential government fees (US$10,261), use of a residential parking space (US$4,308), payment of mandatory provident fund (US$1,538), travel insurance fees (US$203), medical and life insurance fees (US$96) and employment compensation insurance fees (US$65). The estimated fair rental value of the leasehold property is based on the “rateable value” assessed by the Rating and Valuation Department of The Government of Hong Kong Special Administrative Region, being an estimate of the annual rental of the premises at a designated valuation reference date based on factors including age, size, location and quality of the premises.

Grants of Plan-Based Awards

     There were no grants of plan-based awards to our named executive officers in fiscal year 2009.

     We adopted a stock option plan in 2007. Pursuant to this plan, the Board of Directors may grant options of the Company to employees and consultants of the Company. Eligible employees include persons regularly employed by us or our subsidiaries in a managerial, professional or technical capacity on a full-time and salaried basis. As of the date of this proxy statement, no options have been issued under this plan.

Narrative Disclosure to Summary Compensation Table

     The compensation paid to our named executive officers in fiscal years 2009, 2008 and 2007 summarized in our Summary Compensation Table above is determined in accordance with the service agreements that we have entered into with each of our named executive officers.

     MSIL entered into service agreements with each of Mr. Cheng Chung Hing, Ricky, Mr. Cheng Tai Po and Ms. Yan Sau Man, Amy on September 8, 1997. The major terms of these agreements are as follows:

-

the service agreement of each of Mr. Cheng Chung Hing, Ricky, Mr. Cheng Tai Po and Ms. Yan Sau Man, Amy is for an initial term of three years commencing on September 1, 1997, and was renewed for successive three year terms on September 1, 2000, September 1, 2003 and September 1, 2006. Each service agreement may be terminated by either party by giving the other written notice of not less than three months;

-

the annual base salary payable to each of Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po and Ms. Yan Sau Man, Amy in fiscal year 2009 is US$384,615 (HK$3.0 million), US$461,538 (HK$3.6 million) and US$230,769 (HK$1.80 million), respectively, subject to annual review by the board of directors of MSIL every year;

-

each of Mr. Cheng Chung Hing, Ricky, Mr. Cheng Tai Po and Ms. Yan Sau Man, Amy is also entitled to an annual discretionary bonus. The amount of the discretionary bonus is determined by the remuneration committee of the board of directors of MSIL. With respect to Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po, the discretionary bonus is determined in conjunction with the Compensation Committee of the board of directors of the Company. This determination is made on an annual basis, provided that the aggregate of all discretionary bonuses payable by MSIL to its executive directors in any fiscal year may not exceed 10% of MSIL’s net profits for such year (after tax and after extraordinary items) as shown in its audited accounts.

     In fiscal year 2009, the annual base salary and discretionary bonus for each of Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po and Ms. Yan Sau Man, Amy accounted for approximately 71.0%, 99.3% and 100.0% of their total compensation, respectively.

     Man Sang Jewellery Company Limited entered into an open-term employment contract with Mr. Pak Wai Keung, Martin on August 18, 2006. The annual base salary payable to Mr. Pak Wai Keung, Martin in fiscal year 2009 was US$211,538 (HK$1.65 million). He is also entitled to an annual discretionary bonus in respect of each fiscal year, subject to annual review by the board of directors of MSIL. The employment contract may be terminated by either party by giving the other written notice of not less than two months. In fiscal year 2009, the annual base salary and discretionary bonus for each of Mr. Pak Wai Keung, Martin accounted for 100.0% of Mr. Pak’s total compensation.

     Ms. Wong Hung Flavia Yuen Yee was appointed as a director of MSIL on August 8, 2008. Ms. Wong Hung Flavia Yuen Yee’s service agreement is for an initial term of three years and may be terminated by either party by giving the other party written notice of not less than two months. The annual base salary payable to Ms. Wong Hung Flavia Yuen Yee under the service agreement is US$256,410 (HK$2.0 million). Ms. Wong Hung Flavia Yuen Yee’s annual base salary is subject to annual review by the board of directors of MSIL. Pursuant to the service agreement, Ms. Wong Hung Flavia Yuen Yee is also entitled to five million options to subscribe for shares of MSIL, which are exercisable upon completion of her first year of service. Ms. Wong Hung Flavia Yuen Yee is also entitled to an annual discretionary bonus. The amount of the discretionary bonus is determined on an annual basis by the remuneration committee of the board of directors of MSIL.

Narrative Disclosure to Grants of Plan-Based Awards

     On May 2, 2006, MSIL granted a total of 48,000,000 share options to purchase shares of MSIL, including (a) 1,000,000 share options to Mr. Cheng Chung Hing, Ricky, Chairman of the Board, President and Chief Executive Officer of the Company, (b) 1,000,000 share options to Mr. Cheng Tai Po, Vice Chairman of the Company, (c) 10,000,000 share options to Ms. Yan Sau Man, Amy, Sales Director of MSIL, and (d) 36,000,000 share options to other employees. The exercise price of each share option is US$0.0324 (HK$0.253), which is determined by the arithmetic average of the closing price of MSIL shares for each of the five trading days immediately prior to and including May 2, 2006.

     On September 18, 2006, MSIL granted a total of 20,000,000 share options to purchase shares of MSIL to other employees. The exercise price of each share option is US$0.0298 (HK$0.233), which is determined by the arithmetic average of the closing price of MSIL shares for each of the five trading days immediately prior to and including September 18, 2006.

     On March 13, 2007, MSIL granted a total of 5,000,000 share options to Mr. Pak Wai Keung, Martin, Chief Financial Officer of the Company. The exercise price of each stock option is US$0.0641 (HK$0.500), which is determined by the arithmetic average of the closing price of MSIL shares for each of the five trading days immediately prior to and including March 13, 2007.

Outstanding Equity Awards At Fiscal Year-End

     The following table sets forth information with respect to the outstanding equity awards at fiscal 2009 year-end of our Chief Executive Officer, Chief Financial Officer, and three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END(1)

	Option Awards						Stock Awards
Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
								Awards:	Market
			Equity				Market	Number	or Payout
			Incentive			Number	Value	of	Value of
			Plan			of	of	Unearned	Unearned
	Number of		Awards:			Shares	Shares	Shares,	Shares,
	Securities	Number of	Number of			or Units	or Units	Units or	Units or
	Underlying	Securities	Securities			of Stock	of Stock	Other	Other
	Unexercised	Underlying	Underlying			That	That	Rights	Rights
	Options(#)	Unexercised	Unexercised	Option	Option	Have	Have	That	That
	Exercisable	Options (#)	Unearned	Exercise	Expiration	Not	Not	Have Not	Have Not
Name	(2)	Unexercisable	Options (#)	Price ($)	Date	Vested	Vested	Vested	Vested
Mr. Cheng Chung Hing, Ricky	1,000,000(3)	—	—	0.0324(6)	May 1, 2012	—	—	—	—
Mr. Cheng Tai Po	1,000,000(3)	—	—	0.0324(6)	May 1, 2012	—	—	—	—
Mr. Pak Wai Keung, Martin	5,000,000(4)	—	—	0.0641(7)	March 12, 2012	—	—	—	—
Ms. Yan Sau Man, Amy	10,000,000(5)	—	—	0.0324(6)	May 1, 2012	—	—	—	—
Ms. Wong Hung Flavia Yuen Yee	—	—	—	—	—	—	—	—	—
____________________

(1)	All values reported in the following Outstanding Equity Awards At Fiscal Year-End Table are presented in United States dollars. However, the option exercise price of the option awards is in HK dollars. The translation of Hong Kong dollar amounts into United States dollars have been made at the rate of HK$7.8 to US$1, the approximate free rate of exchange at March 31, 2009. Such translations should not be construed as representations that Hong Kong dollar amounts could be converted into United States dollars at that rate or any other rate.

(2)	The shares options granted by MSIL to each of Mr. Cheng Chung Hing, Ricky, Mr. Cheng Tai Po and Ms. Yan Sau Man, Amy are exercisable immediately on the grant date.

(3)	Represents 1,000,000 share options granted by MSIL to purchase shares of MSIL to each of Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po.

(4)	Represents 5,000,000 share options granted by MSIL to purchase shares of MSIL to Mr. Pak Wai Keung, Martin.

(5)	Represents 10,000,000 share options granted by MSIL to purchase shares of MSIL to Ms. Yan Sau Man, Amy.

(6)	The exercise price of each share option is US$0.0324 (HK$0.253), which is determined by the arithmetic average of the closing price of MSIL shares for each of the five trading days immediately prior to and including May 2, 2006.

(7)	The exercise price of each share option is US$0.0641 (HK$0.500), which is determined by the arithmetic average of the closing price of MSIL shares for each of the five trading days immediately prior to and including March 13, 2007.

Option Exercises and Stock Vested

     There was no exercise of stock options, stock appreciation rights or similar instruments, and no vesting of stock, including restricted stock, restricted stock units or similar instruments in fiscal year 2009 for any of our named executive officers. We have, therefore, omitted the Option Exercises and Stock Vested Table.

Director Compensation

Narrative to Director Compensation Table

     No employee of the Company receives any compensation for his or her service as a Director. The Company paid US$21,794 (HK$170,000) to Mr. Lai Chau Ming, Matthew and Mr. Wong Gee Hang, Henry and US$19,230 (HK$150,000) to Mr. Tsui King Chung, Francis for their services as a non-employee director of the Company in fiscal year 2009.

     The following table sets forth information with respect to compensation of our directors during fiscal year 2009.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2009(1)

					Change in
					Pension Value
					and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash(2)	Awards	Awards	Compensation	Earnings	Compensation	Total
	($)	($)	($)	($)	($)	($)	($)
Mr. Lai Chau Ming, Matthew	21,794	—	—	—	—	—	21,794

Mr. Wong Gee Hang, Henry	21,794	—	—	—	—	—	21,794

Mr. Tsui King Chung, Francis	19,230	—	—	—	—	—	19,230
____________________

(1)

All compensation values reported in the following Director Compensation Table are presented in United States dollars. However, the directors received all compensation in Hong Kong dollars. The translation of Hong Kong dollar amounts into United States dollars have been made at the rate of HK$7.8 to US$1, the approximate free rate of exchange at March 31, 2009. Such translations should not be construed as representations that Hong Kong dollar amounts could be converted into United States dollars at that rate or any other rate.

(2)	This column represents the amount of cash compensation earned in fiscal year 2009 for Board of Directors and committee service.

Compensation Committee Report

     The Compensation Committee has reviewed and discussed with the Company's management the “Compensation Discussion and Analysis” included under “Executive Compensation.” Based on such review and discussions, the Compensation Committee recommended to the Company's Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

Compensation Committee Interlocks and Insider Participation

     During the last fiscal year, none of the members of the Compensation Committee were officers or employees of the Company or former officers or employees of the Company and are not executives of the Company or any of its subsidiaries, save as disclosed in “Certain Relationships and Related Transactions.”

     Save as disclosed in “Certain Relationships and Related Transactions” and in the above, no executive officer of the Company, (1) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity outside the Group, one of whose executive officers served on the Company’s Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors), (2) served as a director of another entity outside the Group, one of whose executive officers served on the Company’s Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors), or (iii) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity outside the Group, one of whose executive officers served as a director of the Company.

Certain Relationships and Related Transactions

     The Board of Directors of the Company is responsible for reviewing relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such related persons have a direct or indirect material interest. The Company reviews questionnaires provided by the directors and executive officers at the end of each fiscal year confirming the nature of their related transactions with the Company, if any, during the year. The Company’s Board of Directors is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to a related person are disclosed in the Company’s proxy statement. In addition, the Board of Directors reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related person transaction, the Board of Directors considers:

  the nature of the related person’s interest in the transaction;
  the material terms of the transaction, including, without limitation, the amount and type of transaction;
  the importance of the transaction to the related person;
  the importance of the transaction to the company;
  whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and
  any other matters the committee deems appropriate.

     Any member of the Board of Directors who is a related person with respect to a transaction under review may not participate in the deliberations or vote for approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

     No disclosable related person transactions have occurred since the beginning of fiscal year 2009 or are currently proposed, other than as set forth below:

     On July 1, 2008, Man Sang Jewellery Company Limited, an indirect subsidiary of our Company, entered into an agreement to share office premises with China South City Holdings Limited, an enterprise controlled by our controlling shareholders, Cheng Chung Hing, Ricky and Cheng Tai Po, pursuant to which Man Sang Jewellery Company Limited agreed to share a portion of its office premises with China South City Holdings Limited for a term expiring on March 16, 2011. During the fiscal year ended March 31, 2009, China South City Holdings Limited paid Man Sang Jewellery Company Limited approximately HK$1.4 million (inclusive of rental rates, management fees and government rates) pursuant to the terms of this agreement.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF
GRANT THORNTON AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2010

     The Board of Directors has appointed Grant Thornton (“Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2010. Thornton serves as the Company’s independent registered public accounting firm and will have one or more representatives at the Annual Meeting. Such representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

Scope of Services

     During fiscal year 2009, the Company did not engage Thornton for any of the following services: (a) bookkeeping or other services related to the accounting records or financial statements; (b) financial information systems design and implementation; (c) appraisal or valuation services, fairness opinions, or contribution in kind reports; (d) actuarial services (e) internal audit outsourcing services; (f) management functions or human resources; (g) broker or dealer, investment adviser, or investment banking services; and (h) legal services and expert services unrelated to the audit.

     Pursuant to the Audit Committee Charter, the Audit Committee pre-approves all audit and permitted non-audit services (including fees) that are to be performed for the Company by the Company’s independent registered public accounting firm. The Audit Committee approved the nature and extent of all services provided by Thornton in fiscal year 2009.

Audit Fees

     Audit services of Thornton during fiscal year 2009 included the examination of the consolidated financial statements of the Company, assessment of compliance with the disclosure requirements of notifiable transactions of MSIL under the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, and services related to filings with the United States Securities and Exchange Commission and other regulatory bodies. The aggregate fees for professional services rendered by Thornton for fiscal year 2009, including the audit of the Company’s annual financial statements and review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and fiscal year 2008, including the audit of the Company’s annual financial statements, are approximately US$189,744 (HK$1,480,000) and US$185,897 (HK$1,450,000), respectively.

Tax and Other Service Fees

     The Company and several indirect subsidiaries have engaged Thornton to perform other non-audit professional services for which Thornton billed the Company US$33,755 (HK$263,289) and nil for fiscal year 2008 and 2009, respectively. Neither the Company nor any of its indirect subsidiaries have engaged Thornton as their principal accountant for tax compliance.

Audit-Related and All Other Fees

     The Company did not pay any audit-related or other fees to Thornton for fiscal years 2008 and 2009.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2010.

Interest of Certain Persons in Matters to be Acted Upon

     None of the Company’s directors or executive officers, no nominee for election as a director of the Company and no associate of any of the foregoing persons has any substantial interest, direct or indirect, in any matter to be acted upon at the Meeting, other than elections to office.

Stockholders Proposals for 2010 Annual Meeting

     Any stockholder proposal intended for inclusion in proxy materials for the 2010 annual meeting of the stockholders must be received in proper form by the Company at its principal office no later than March 10, 2010. If notice of a stockholder proposal submitted with respect to the 2010 annual meeting of the stockholders is received by the Company after May 25, 2010, the proxies will use their discretionary authority to vote on such proposal.

Other Matters

     The Board of Directors is not aware of any business other than the aforementioned matters that will be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card will vote on these matters in accordance with their judgment.

Householding

     The Company delivers a copy of its proxy materials to each stockholder, including those who share an address. Upon written or oral request, the Company will deliver a separate copy of its proxy materials to a shareholder at a shared address to which a single copy of its proxy materials was previously delivered. Shareholders who share the same last name or address and want to receive (1) only one copy of the proxy materials, (2) a separate copy of the proxy materials or (3) Notice of Internet Availability of Proxy Materials, as applicable, may make such request by notifying the Company in writing no later than 30 days prior to the mailing of the proxy materials in July of each year at the following address: Suite 2208, 22/F Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong or by calling (852) 2317 9888.

Annual Reports

     A copy of the Company’s 2009 Annual Report to stockholders, which is the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2009, accompanies this proxy statement. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference therein.

     All proxy materials in fiscal year 2009 will be available on the Company’s website at www.man-sang.com

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE REPLY ENVELOPE PROVIDED.

By Order of the Board of Directors

/s/ Phyllis Chan
Phyllis Chan
Secretary

Hong Kong
June 24, 2009